SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-2699
SERIES NO.: 7


74U.     1.   Number of shares outstanding (000's omitted)
              Class A                      39,981
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                       4,639
              Class C                       1,232
              Class R                         781
              Institutional Class           3,812

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $ 27.51
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $ 25.29
              Class C                     $ 25.27
              Class R                     $ 27.23
              Institutional Class         $ 28.08